DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                   1933 Act          1940 Act
                                                  Reg. Number      Reg. Number

AXP Fixed Income Series, Inc.                       2-51586          811-2503
AXP California Tax-Exempt Trust                     33-5103          811-4646
AXP Discovery Series, Inc.                          2-72174          811-3178
AXP Equity Series, Inc.                             2-13188          811-772
AXP High Yield Income Series, Inc.                  2-86637          811-3848
AXP Government Income Series, Inc.                  2-96512          811-4260
AXP Global Series, Inc.                             33-25824         811-5696
AXP Growth Series, Inc.                             2-38355          811-2111
AXP High Yield Tax-Exempt Series, Inc.              2-63552          811-2901
AXP International Series, Inc.                      2-92309          811-4075
AXP Investment Series, Inc.                         2-11328          811-54
AXP Managed Series, Inc.                            2-93801          811-4133
AXP Market Advantage Series, Inc.                   33-30770         811-5897
AXP Money Market Series, Inc.                       2-54516          811-2591
AXP Dimensions Series, Inc.                         2-28529          811-1629
AXP Selected Series, Inc.                           2-93745          811-4132
AXP Progressive Series, Inc.                        2-30059          811-1714
AXP Income Series, Inc.                             2-10700          811-499
AXP Special Tax-Exempt Series Trust                 33-5102          811-4647
AXP Stock Series, Inc.                              2-11358          811-498
AXP Strategy Series, Inc.                           2-89288          811-3956
AXP Tax-Exempt Series, Inc.                         2-57328          811-2686
AXP Tax-Free Money Series, Inc.                     2-66868          811-3003
AXP Sector Series, Inc.                             33-20872         811-5522
AXP Partners Series, Inc.                           333-57852        811-10321
AXP Partners International Series, Inc.             333-64010        811-10427
AXP Variable Portfolio-Partners Series, Inc         333-61346        811-10383
AXP Variable Portfolio-Investment Series, Inc.      2-73115          811-3218
AXP Variable Portfolio-Managed Series, Inc.         2-96367          811-4252
AXP Variable Portfolio-Money Market Series, Inc.    2-72584          811-3190
AXP Variable Portfolio-Income Series, Inc.          2-73113          811-3219
AXP Variable Portfolio-Select Series, Inc.          333-113780       811-21534


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hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

* RiverSource will replace AXP in the name of each company upon filing with the Secretary of State.

Dated the 11th day of January, 2006.


/s/ Arne H. Carlson                         /s/ Stephen R. Lewis, Jr.
-------------------                         ----------------------------
    Arne H. Carlson                             Stephen R. Lewis, Jr.

/s/ Kathleen A. Blatz                       /s/ Catherine James Paglia
---------------------                       ----------------------------
    Kathleen A. Blatz                           Catherine James Paglia

/s/ Patricia M. Flynn                       /s/ Alan K. Simpson
---------------------                       ----------------------------
    Patricia M. Flynn                           Alan K. Simpson

/s/ Anne P. Jones                           /s/ Alison Taunton-Rigby
-----------------                           ----------------------------
    Anne P. Jones                               Alison Taunton-Rigby

/s/ Jeffrey Laikind                         /s/ William F. Truscott
-------------------                         ----------------------------
    Jeffrey Laikind                             William F. Truscott